EXHIBIT 99.1


THE SAGEMARK COMPANIES LTD.
1285 Avenue of the Americas, 35th Floor
New York, New York 10019
Phone 212.554.4219 - Fax 212.554.4258



PRESS RELEASE                                               TRADING SYMBOL: SKCO



                           SAGEMARK EXPLORES FINANCING

         New York, New York-August 9, 2004 - In connection with The Sagemark Companies Ltd. (the "Company") future expansion plans, the Company is contemplating an unregistered private placement of its equity securities to institutional and high net worth investors in a private placement of $5,000,000 of such securities. All of the securities to be offered by the Company in any such private placement will be restricted securities which will be subject to the resale restrictions and limitations under the Securities Act of 1933, as amended. The Company contemplates that such equity securities will consist of unregistered shares of its common stock and warrants to purchase shares of its common stock on terms yet to be determined. The Company intends to conduct such private placement through a registered broker dealer which it expects will serve as placement agent. There is no assurance as to whether or when any such private placement will be consummated or, if so, what the terms of such private placement will be.

Except for historical information contained herein, the matters discussed in this Press Release are forward-looking statements that involve known and unknown risks and uncertainties. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition to the factors referred to above, other important factors that could cause actual results in future periods to differ materially from those results projected in such forward-looking statements include, but are not limited to, technical risks associated with new technology development, government regulations, and access to, amounts of and timing with respect to receipt of required financing and working capital. Those and other risks that could cause actual results in future periods to differ materially from those results forecasted in the forward-looking statements are more fully described in the Company's SEC filing. Copies of these filings may be obtained by contacting the Company or the U.S. Securities & Exchange Commission. The Company undertakes no obligation to update any of the forward-looking statements contained in its Press Releases.
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Contact: Ted Shapiro, President & CEO
         The Sagemark Companies Ltd. Phone: 212.554.4219

Company web sites:

www.rockvillepet.com, www.premierpetnj.com, www.hialeahpet.com,
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www.premierpetwichita.com
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